Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December __, 2019, between Wize Pharma, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on the signature pages affixed hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof, the Company desires to issue and sell to the Purchasers, and Purchasers severally and not jointly desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1 hereof.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Shares and Warrants , in each case, have been satisfied or waived, subject to the provisions of Section 2.1.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, in the long term or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that none of the following shall be taken into account in determining whether there has been, or could be, a Material Adverse Effect: (a) any adverse change, event, development, or effect (whether short-term or long-term) arising from or relating to (1) general business or economic conditions, including such conditions related to the business of the Company and its Subsidiaries, (2) any national or international political or social conditions, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in GAAP, (5) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, or (6) the taking of any action contemplated by any Transaction Document, (b) any failure to meet a forecast (whether internal or published) of revenue, earnings, cash flow, or other data for any period or any change in such a forecast, and (c) any existing event, occurrence, or circumstance with respect to which any Purchaser has knowledge as of the date hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.2(d) hereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning ascribed to such term in Section 2.1 hereof.

“Subsidiary” means with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or any tier of the OTC Markets operated by the OTC Markets Group, Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrant and any other documents executed in connection with the transaction contemplated hereunder.

“Transfer Agent” means Issuer Direct Corporation, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Warrant” has the meaning ascribed to such term in Section 2.1 hereof.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants (as herein after defined).

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall sell, and each Purchaser shall, severally and not jointly, purchase, up to 2,851,852 shares of Common Stock (the “Shares”) in the respective amounts set forth on the signature pages attached hereto at $0.27 per share for an aggregate purchase price of up to $770,000 (the “Purchase Price”) and the Company shall also issue to the Purchaser a Warrant to purchase two shares of Common Stock for each share of Common Stock purchased by Purchaser pursuant to this Agreement (up to 5,703,704 shares issuable upon the exercise of the Warrant) at an exercise price of $.27 per share (subject to adjustment as set forth in the Warrant) substantially in the form of Exhibit “A” attached hereto (the “Warrant”). At or prior to the Closing, the Company and the Purchaser shall deliver the other items set forth in Section 2.2, hereof. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, hereof, the Closing shall occur at the offices of the Company or such other location, including through electronic transmission, as the parties shall mutually agree.

2.2 Deliveries.

(a)	On or prior to the Closing Date, the Company shall deliver to the Purchasers this Agreement duly executed by the Company. The Company shall deliver or cause to be delivered to the Purchaser the Shares and the Warrants purchased by such Purchasers in the amounts set forth on the signature page to this Agreement to the address set forth on the signature page to this Agreement within 5 Business Days of the Closing Date.

(b)	On or prior to the Closing Date, the Purchasers shall each deliver or cause to be delivered to the Company this Agreement duly executed by such Purchaser and the Purchase Price for the aggregate number of Shares to be purchased by such Purchaser as set forth on the signature page to this Agreement by wire of immediately available funds.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date)

(ii)	all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Purchaser of the item set forth in Section 2.2(b) hereof.

(b) The obligation of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market; and

(iv)	the delivery by the Company of the items set forth in Section 2.2(a) hereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

(a) The Company is a corporation, validly existing and in good standing under the laws of Delaware.

(b) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company.

(c) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and Warrant and the consummation by it of the transactions contemplated hereby party do not and will not conflict with or violate any provision of the Company’s articles of incorporation or other organizational or charter documents. The Shares, upon issuance in accordance with this Agreement, and the Warrant Shares upon exercise in accordance with the Warrant will be duly issued, fully paid, and nonassessable.

(d) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing filed materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.

(e) Since the date of the latest audited financial statements included within the SEC Reports, there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect,.

(f) The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued upon exercise of the Warrant , will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.

(g) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(h) Based on the consolidated financial condition of the Company as of the date of this Agreemente, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. As of the date hereof, the Company has no intention to file for reorganization or liquidation under the bankruptcy.

3.2 Representations and Warranties of the Purchasers. Each Purchaser severally and not jointly hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Authority. Each Transaction Document to which Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Shares, Warrant and Warrant Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares, Warrant and Warrant Shares. The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is and on each date on which it exercise the Warrant it will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and Warrants , and has so evaluated the merits and risks of such investment. The Purchaser understands that an investment in the Shares, Warrant and Warrant Shares involve a high degree of risk, including the risks set forth in the Company’s filings with the Commission under the Exchange Act since January 1, 2018 (the “SEC Reports”). The Purchaser is able to bear the economic risk of an investment in the Shares, Warrant and Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares, Warrant and Warrant Shares and the merits and risks of investing in the Shares, Warrant and Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Each Purchaser acknowledges that such Purchaser is aware that as a result of certain other transactions consummated by the Company as well as the transactions contemplated by this Agreement, the exercise price of certain outstanding warrants may be reduced pursuant to the terms of such warrants.

(f) Restricted Securities. The Purchaser understands that the Shares, Warrant and Warrant Shares are restricted securities within the meaning of the Securities Act, have not been registered under the Securities Act or any state securities laws and may not be transferred or sold except pursuant to an effective registration statement or an available exemption therefrom. The Purchaser agrees to the imprinting, so long as is required by this Section 3.2 (f), of a legend on any of the Shares, Warrant and Warrant Shares in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

ARTICLE IV.

MISCELLANEOUS

4.1 Expenses. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of the Shares, Warrant and Warrant Shares to the Purchaser other than income and capital gains taxes of the Purchaser that may be incurred in connection with the transactions contemplated hereby.

4.2 Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

4.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Purchaser nor the Company may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by operation of law).

4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4.8 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

4.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

4.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

4.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

4.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

4.14 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 hereof.

4.15 Replacement of Securities. If any certificate or instrument evidencing any Shares, Warrant or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares, Warrant or Warrant Shares, as the case may be.

4.16 Independent Nature of Purchasers. The obligations of each Purchaser under this Agreement or other transaction document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement or any other transaction document. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Purchaser to purchase the Shares and Warrants pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any other Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other transaction document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Except as otherwise provided in this Agreement or any other transaction document, each Purchaser shall be entitled to independently protect and enforce its rights arising out of this Agreement or out of the other transaction documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in connection with the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first indicated above.

WIZE PHARMA, INC.

By:
Name:	Noam Danenberg
Title:	Chief Executive Officer

Address for Notice:

24 Hanagar Street,

Hod Hasharon, Israel

4527708

Email: ____________

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first indicated above.

(Name)

Number of Shares of
Common stock being purchased

Warrant to Purchase ________ shares of the Company’s common stock

$_________________________

Aggregate Purchase Price

Address for Notice:

Address for delivery of Shares and Warrant (if different from address for notice):

Social Security #:

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has duly executed this Securities Purchase Agreement as of the date first indicated above.

(Name)

Number of Shares of
Common stock being purchased

Warrant to Purchase ________ shares of the Company’s common stock

$_________________________

Aggregate Purchase Price

Address for Notice:

Address for delivery of Shares and Warrant (if different from address for notice):

Social Security #: